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                                                                    Exhibit 3.36



                            ARTICLES OF ORGANIZATION
RECEIVED
                                       OF
DEC 20 2000
                                 LOL POWER, LLC
WISCONSIN
  DFI

     This certificate is executed in order to form a Wisconsin limited liability company pursuant to Chapter 183 of the Wisconsin Statutes.

     1. The name of the limited liability company is LOL Power, LLC.

     2. The address of its registered office is 44 East Mifflin Street, Madison, Wisconsin 53703. The name of its registered agent is C T Corporation System.

     3. The management of the limited liability company shall be vested in one or more managers.

     4. The name and address of the organizer is, Brion L. Hybertson, 4001 Lexington Avenue North, Arden Hills, MN 55126.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 20th day of December, 2000.



                                       /s/ Brion L. Hybertson
                                       ---------------------------------------
                                       Brion L. Hybertson
                                       Organizer


     This document was drafted and executed by the Organizer, outside or the State of Wisconsin.